Exhibit 99.1

For Immediate Release

ReWalk Robotics Reports Fourth Quarter and Year-End 2015 Financial Results

--Record 23 Personal Units Placed During the Fourth Quarter--

YOKNEAM ILIT, ISRAEL / MARLBOROUGH, MA, February 25, 2016 – ReWalk Robotics Ltd. (Nasdaq:RWLK) (“ReWalk” or “the Company”) today announced its financial results for the three- and twelve-month periods ended December 31, 2015.

Highlights of and subsequent to the fourth quarter include:

•	Grew total revenue for the fourth quarter by 14.7% sequentially to $1.3 million; total revenue for full year 2015 was $3.7 million;
•	Placed 25 ReWalk systems during the fourth quarter of 2015, of which a record high 23 were for personal use, up sequentially from 23 total systems placed during the third quarter of 2015, of which 12 were for personal use;
•	U.S. Department of Veterans Affairs (“VA”) purchased an initial six ReWalk devices for their multi-center national study of the quality of life and health benefits of exoskeleton use;
•	The VA issued a national policy for the evaluation, training and procurement of ReWalk Personal exoskeleton systems for all qualifying veterans across the U.S. This policy, which is exclusive to ReWalk exoskeletons, is the first to establish the use of an exoskeleton as the standard of care for qualifying veterans with spinal cord injury;
•	Two insurance reimbursement denials overturned on appeal with one independent medical review organization determining that the ReWalk system is not an experimental or investigational technology;
•	First-of-its-kind quality of life case study published in the peer-reviewed journal Spinal Cord Series and Cases, demonstrated that use of the ReWalk exoskeleton resulted in significant improvements in the quality of life for an individual with spinal cord injury; and
•	Secured up to $20 million in financing with Kreos Capital V (Expert Fund) Limited (“Kreos”) to fund the Company’s strategic market development and reimbursement activities.

“2015 was an important year for ReWalk, as we worked to establish a solid foundation for long-term sustainable growth. Our transition from a self-pay driven-model to a more robust reimbursement strategy is beginning to deliver results. Multiple ReWalkers were able to secure coverage and two denials were successfully reversed on appeal in the U.S. and Germany as a result of our investment in strategic reimbursement. We generated 801 qualified leads during the year and have 128 pending claims. As these continue to grow, we are confident that our efforts will result in additional positive coverage decisions,” stated Larry Jasinski, Chief Executive Officer.

“Our solid reimbursement progress, combined with the inclusion of ReWalk systems in the VA’s ground-breaking multi-year national study of 160 veterans with spinal cord injury, and the VA’s recently issued national standard operating policy that facilitates evaluation, training and procurement of ReWalk systems, provides ReWalk with a long runway for growth. We are excited by the multiple opportunities to improve the health and quality of life of potentially thousands of individuals who qualify for ReWalk Personal systems. As we enter 2016, we are confident that the right building blocks are in place for long-term growth,” concluded Jasinski.

Fourth Quarter 2015 Financial Results

Total revenue was $1.3 million for the fourth quarter of 2015, compared with $1.5 million in the fourth quarter of 2014, and up sequentially from $1.2 million in the third quarter of 2015. Twenty-five ReWalk systems were placed during the fourth quarter, compared with 31 ReWalk systems placed in the prior year period, and 23 placed in the third quarter of 2015.

Gross profit in the fourth quarter was $34,000, compared to a gross loss of $529,000 for the fourth quarter of 2014. In 2014, we recorded a one-time charge of $466,000 for the early settlement at a discount of our BIRD Foundation grant. Our positive margin in 2015 reflects the benefits of having fully transitioned our manufacturing to Sanmina, partially offset by costs associated with the conversion to the Personal 6.0.

Total operating expenses in the fourth quarter of 2015 were $7.5 million, versus $4.8 million in the fourth quarter of 2014. Operating expenses in the fourth quarter reflect investment in research and development programs and clinical activities as well as investment in our commercial and reimbursement organizations and our broad efforts on insurance reimbursement.

Net loss was $7.5 million for the fourth quarter of 2015 versus a net loss of $5.5 million in the prior year quarter. Non-GAAP net loss for the fourth quarter was $6.8 million compared with a non-GAAP net loss of $4.6 million in the fourth quarter of 2014.

A reconciliation of net loss to non-GAAP net loss is included at the end of this press release.

Year-End 2015 Financial Results

Total revenue was $3.7 million for the year ended December 31, 2015, compared to $4.0 million in 2014. In 2015, 73 ReWalk systems were placed compared to 74 ReWalk systems placed during 2014. In 2015, 53 were personal units compared to 43 in the prior year period.

Gross profit was $214,000 for 2015, compared to a gross loss of $621,000 for 2014. In 2014, we recorded a one-time charge of $466,000 for the early settlement at a discount of our BIRD Foundation grant. Our positive margin in 2015 reflects the benefits of having fully transitioned our manufacturing to Sanmina, partially offset by costs associated with the conversion to the Personal 6.0.

Total operating expenses in 2015 were $25.4 million versus $19.3 million in the prior year. The increase reflects the Company’s increased investment in sales and marketing, reimbursement and research and development resources as well as the increased cost of being a publicly-traded company. Research and development expenses in 2014 were impacted by a non-cash share based compensation charge of $4.1 million related to ReWalk’s IPO.

Net loss for the year ended December 31, 2015 was $25.4 million compared with a net loss of $21.7 million for the full year 2014. Non-GAAP net loss was $23.1 million for the year compared with a non-GAAP net loss of $14.7 million last year.

A reconciliation of net loss to non-GAAP net loss is included at the end of this press release.

Liquidity

On January 4th, 2016, ReWalk entered into a credit facility with Kreos Capital under which Kreos extended a line of credit for up to $20 million, of which ReWalk has currently drawn down $12 million. As of December 31, 2015, ReWalk had $17.9 million in cash in its balance sheet prior to the draw down from Kreos.

Conference Call

ReWalk management will host its fourth quarter conference call as follows:

Date		Thursday, February 25, 2016
Time		8:30 AM EST
Telephone	U.S:	(844) 423-9889
	International:	(716) 247-5804
	Israel:	18 09 31 53 62
Access code		42553436
Webcast (live and archive)		www.rewalk.com under the “Investors” section.

A telephone replay will be available shortly after the completion of the call for two weeks at (855) 859-2056 (U.S.) or (404) 537-3406 (International). The passcode for the replay is 42553436.

About ReWalk Robotics Ltd.

ReWalk Robotics Ltd. develops, manufactures and markets wearable robotic exoskeletons for individuals with spinal cord injury. Our mission is to fundamentally change the quality of life for individuals with lower limb disability through the creation and development of market leading robotic technologies. Founded in 2001, ReWalk has headquarters in the US, Israel and Germany. For more information on the ReWalk systems, please visit http://www.rewalk.com.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, and Section 21E of the U.S. Securities Exchange Act of 1934. Such forward-looking statements may include projections regarding ReWalk’s future performance and, in some cases, may be identified by words like “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek” and similar terms or phrases. The forward-looking statements contained in this press release are based on management’s current expectations, which are subject to uncertainty, risks and changes in circumstances that are difficult to predict and many of which are outside of ReWalk’s control. Important factors that could cause ReWalk’s actual results to differ materially from those indicated in the forward-looking statements include, among others: ReWalk’s expectations regarding future growth, including its ability to increase sales in its existing geographic markets and to expand to new markets; ReWalk’s ability to maintain and grow its reputation and the market acceptance of our products; ReWalk’s ability to achieve reimbursement from third-party payors for our products; ReWalk’s expectations as to its clinical research program and clinical results; ReWalk’s ability to improve its products and develop new products; ReWalk’s ability to maintain adequate protection of its intellectual property and to avoid violation of the intellectual property rights of others; ReWalk’s ability to gain and maintain regulatory approvals; ReWalk’s ability to maintain relationships with existing customers and develop relationships with new customers; and other factors discussed under the heading “Risk Factors” in ReWalk’s Annual Report on Form 20-F for the year ended December 31, 2014 filed with the U.S. Securities and Exchange Commission on February 27, 2015 and other documents subsequently filed with or furnished to the U.S. Securities and Exchange Commission. Any forward-looking statement made in this press release speaks only as of the date hereof. Factors or events that could cause ReWalk’s actual results to differ from the statements contained herein may emerge from time to time, and it is not possible for ReWalk to predict all of them. Except as required by law, ReWalk undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

ReWalk® is a registered trademark of ReWalk Robotics Ltd. in Israel.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP), ReWalk believes that the use of non-GAAP accounting measures, including non-GAAP net loss is helpful to its investors. These measures, which the Company refers to as non-GAAP financial measures, are not prepared in accordance with GAAP.

For the three and twelve months ended December 31, 2015 and 2014, non-GAAP net loss is calculated as GAAP net loss excluding (i) non-cash share-based compensation expense and (ii) expense related to settlement of BIRD Foundation grant and (iii) the revaluation of warrants to purchase convertible preferred shares.

Because of varying available valuation methodologies, subjective assumptions, and the variety of equity instruments that can impact a company’s non-cash expenses, the Company believes that providing non-GAAP financial measures that exclude share-based compensation expense and non-cash financial (income) expenses allow for more meaningful comparisons between operating results from period to period. Each of the Company’s non-GAAP financial measures is an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time. The non-GAAP financial data are not measures of the Company’s financial performance under U.S. GAAP, and should not be considered as alternatives to operating loss or net loss or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in the Company’s industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies, and exclude expenses that may have a material impact on the Company’s reported financial results. Further, share-based compensation expense has been, and will continue to be for the foreseeable future, a significant recurring expense in the Company’s business and an important part of the compensation provided to its employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. ReWalk urges investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measures to evaluate the business.

Investor Contact:

Lisa M. Wilson

President

In-Site Communications, Inc.

T: 212-452-2793

E: lwilson@insitecony.com

(tables follow)

ReWalk Robotics Ltd.

Condensed Consolidated Statements of Operations

In thousands except per share data

(unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2015	2014	2015	2014

Revenue	$1,336	$1,466	$3,746	$3,951
Cost of revenues	1,302	1,529	3,532	4,106
Expense related to settlement of BIRD Foundation grants	-	466	-	466
Gross profit (loss)	34	(529)	214	(621)
Operating expenses:
Research and development, net	1,687	1,249	5,937	8,563
Sales and marketing, net	3,935	2,262	13,056	7,389
General and administration	1,917	1,239	6,395	3,352
Total operating expenses	7,539	4,750	25,388	19,304
Operating loss	(7,505)	(5,279)	(25,174)	(19,925)
Financial expenses, net	4	204	188	1,698
Loss before income taxes	(7,509)	(5,483)	(25,362)	(21,623)
Income taxes	(2)	6	53	45
Net loss	(7,507)	(5,489)	(25,415)	(21,668)
Convertible preferred shares dividend	-	-	-	(2,229)
Net loss attributable to ordinary shares	$(7,507)	$(5,489)	$(25,415)	$(23,897)
Net loss per ordinary share, basic and diluted	$(0.62)	$(0.46)	$(2.10)	$(6.34)
Weighted average shares outstanding, basic and diluted	12,175.43	11,971.27	12,115.04	3,766.69

Reconciliation of GAAP to Non-GAAP net loss
Net loss	$(7,507)	$(5,489)	$(25,415)	$(21,668)
Non-cash share based compensation expense	661	289	2,345	5,179
Expense related to settlement of BIRD Foundation grant	-	466	-	466
Revaluation of fair value of warrants and issuance of convertible preferred shares	-	100	-	1,301
Non-GAAP net loss	$(6,846)	$(4,634)	$(23,070)	$(14,722)

ReWalk Robotics Ltd.

Condensed Consolidated Balance Sheets

In thousands

	December 31,	December 31,
	2015	2014
Assets	Unaudited	Audited

Current assets
Cash & cash equivalents	$17,869	$41,829
Short-term deposits	-	1,667
Accounts receivable, net	2,146	1,955
Other short-term assets	1,227	756
Inventory	2,534	777
Total current assets	23,776	46,984

Other long-term assets	470	267
Properties and equipment, net	1,328	414
Total assets	$25,574	$47,665
Liabilities and equity

Current liabilities
Accounts payable	$2,474	$1,390
Other liabilities	1,869	2,184

Total current liabilities	4,343	3,574

Other long-term liabilities	311	238
Shareholders' equity	20,920	43,853
Total liabilities and equity	$25,574	$47,665

ReWalk Robotics Ltd.

Condensed Consolidated Statements of Cash Flows

In thousands

(unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2015	2014	2015	2014

Net cash used in operating activities	$(7,142)	$(2,690)	$(25,180)	$(15,319)

Net cash provided by (used in) investing activities	(152)	4,956	1,083	(1,836)

Net cash provided by (used in) financing activities	25	(1,454)	137	50,124

Increase (decrease) in cash and cash equivalents	(7,269)	812	(23,960)	32,969

Cash and cash equivalents at beginning of period	25,138	41,017	41,829	8,860

Cash and cash equivalents at end of period	$17,869	$41,829	$17,869	$41,829

ReWalk Robotics Ltd.

Revenue and Units Placed by Region and Product

In thousands except units

(unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2015	2014	2015	2014
Revenue:
United States	$764	$894	$2,439	$2,186
Europe	461	285	820	1,254
Asia Pacific	111	287	487	511
Total Revenue	$1,336	$1,466	$3,746	$3,951

Units Placed:
United States	16	15	44	34
Europe	7	7	19	26
Asia Pacific	2	9	10	14
Total Units Placed	25	31	73	74

Revenue:
Personal units revenue	$1,196	$762	$2,766	$2,191
Rehabilitation units revenue	140	704	980	1,760
Total Revenue	$1,336	$1,466	$3,746	$3,951

Units Placed:
Personal units placed	23	17	53	43
Rehabilitation units placed	2	14	20	31
Total Units Placed	25	31	73	74